UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2009
SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.             Costs Associated with Exit or Disposal Activities

On June 26, 2009, the Registrant announced a reduction in force of approximately 80 employees to realign and focus its resources on its core competencies and in order to better align its revenues and expenses. The Registrant plans to complete a significant portion of the activities related to this reduction in force by June 30, 2009, with the remainder expected to be completed by the end of 2009.  In connection with this reduction in force, the Registrant expects to record pre-tax restructuring charges in the range of $7.0 to $9.0 million during 2009, primarily related to employee severance arrangements.   All of the charges are, or will be, cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2009                                                                                                                                        SILICON IMAGE, INC.

                                                      By: _/s/Hal Covert ____________________
                                                      Harold Covert
                                                      Chief Financial Officer